Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen T: (203) 682-8200 E: shareholderrelations@ocwen.com
or
John V. Britti Executive Vice President & Chief Financial Officer T: (561) 682-7535 E: John.Britti@Ocwen.com

Ocwen Financial Corporation Prices Private Placement of
$350 Million Aggregate Principal Amount of 6.625% Senior Notes due 2019

Atlanta, GA - (May 8, 2014) Ocwen Financial Corporation (NYSE:OCN) announced today the pricing of $350 million in aggregate principal amount of 6.625% Senior Notes due 2019 (the “Notes”). The notes will be issued at par. The offering is scheduled to close on May 12, 2014, subject to customary closing conditions. The Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Company intends to use the net proceeds from this offering for general corporate purposes.
The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.
Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets or businesses; our ability to effectively manage our regulatory and contractual compliance obligations; uncertainty related to claims, litigation, inquiries and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly report for the quarter ended March 31, 2014. Anyone wishing to understand Ocwen’s business should review such filings. The forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.